Exhibit 32
HMN FINANCIAL, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of HMN Financial, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley Krehbiel, President Home Federal Savings Bank (Principal Executive Officer of the Company), and Jon Eberle, Senior Vice President and CFO of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 4, 2010	/s/ Bradley Krehbiel
Bradley Krehbiel
President Home Federal Savings Bank (Principal Executive Officer)

/s/ Jon Eberle
Jon Eberle
Senior Vice President/Chief Financial Officer (Principal Financial Officer)